Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF
REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Assignment”) is executed to be effective as of September 22, 2008, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company (“Assignor”), and BEHRINGER HARVARD OPPORTUNITY OP II LP, a Delaware limited partnership (“Assignee”).

A.            Assignor, as Purchaser, entered into that certain Real Estate Purchase and Sale Agreement dated as of September 19, 2008 (the “Agreement”), with Principal Life Insurance Company, an Iowa corporation, for its Principal U.S. Property Separate Account, as Seller, in respect of an office building having a street address of 1875 Lawrence Street, Denver, Colorado 80202, as more particularly described in the Agreement.

B.            Assignor desires to assign all its interest in the Agreement to Assignee, and Assignee desires to accept such assignment.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby ASSIGN AND TRANSFER unto Assignee all of the right, title and interest of Assignor as Purchaser in and to the Agreement. Assignee, by its acceptance and execution hereof, hereby assumes and agrees to perform all obligations of Purchaser pursuant to the Agreement.

EXECUTED to be effective as of the date first written above.

ASSIGNOR:

HARVARD PROPERTY TRUST, LLC,
a Delaware limited liability company

By:		/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

ASSIGNEE:

BEHRINGER HARVARD OPPORTUNITY OP II LP,
a Delaware limited partnership

By:		BHO II, Inc.
a Delaware corporation,
its general partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

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